SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 13, 2002

AVISTA CORPORATION

(Exact name of registrant as specified in its charter)

Washington	1-3701	91-0462470

(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1411 East Mission Avenue, Spokane, Washington	99202-2600

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	509-489-0500
Web site: http://www.avistacorp.com

(Former name or former address, if changed since last report)

Item 5. Other Information
Item 7. Exhibits
SIGNATURES
EXHIBIT 99(a)

Item 5. Other Information

On August 13, 2002, the Federal Energy Regulatory Commission (FERC) issued an order to initiate an investigation into possible misconduct by Avista Corporation and Avista Energy (collectively, Avista) and two affiliates of Enron Corporation: Enron Power Marketing, Inc. and Portland General Electric Corporation (collectively, Enron). The purpose of the investigation is to determine whether the misconduct occurred and if so to determine remedies, including possible refunds and/or revocation of Avista’s and/or Enron’s market-based rate authority. This FERC order is filed as exhibit 99(a) hereto.

Avista has pledged to continue cooperating fully with the FERC as it continues its investigation into the western energy markets.

Item 7. Exhibits

99(a)	FERC order issued August 13, 2002

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AVISTA CORPORATION (Registrant)

Date: August 23, 2002	/s/ Jon E. Eliassen Jon E. Eliassen Senior Vice President and Chief Financial Officer (Principal Accounting and Financial Officer)